UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 1, 2005

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)

(213) 687-7700
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

     Effective July 1, 2005, the Registrant, through its wholly-owned subsidiary RSAC Management Corp., a California corporation (“RSAC”), acquired all of the outstanding securities of Chapel Steel Corp., a Pennsylvania corporation (“Chapel”). Chapel will be operated as a wholly-owned subsidiary of RSAC. RSAC paid an aggregate purchase price of $94.2 million in cash to James R. Sutow, Jerry Sutow, as Trustee under the Revocable Agreement of Trust of Jerry Sutow dated 7/18/02, and Rita Sutow, as Trustee under the Revocable Agreement of Trust of Rita Sutow dated 7/18/02 (collectively, “Sellers”), and assumed Chapel’s debt of approximately $16.8 million. A portion of the purchase price will be retained in escrow for a certain period of time in connection with the indemnification provisions in the Stock Purchase Agreement dated as of May 31, 2005 by and among the Registrant, RSAC, Sellers, and Chapel. The purchase price is subject to adjustment based on the audit of Chapel’s financial statements as of the Closing Date.

     Chapel is headquartered in Springhouse (Philadelphia), Pennsylvania. Chapel processes and distributes carbon and alloy steel plate products from five (5) facilities in Pottstown (Philadelphia), Pennsylvania; Bourbonnais (Chicago), Illinois; Houston, Texas; Birmingham, Alabama; and Portland, Oregon. Chapel also warehouses and distributes its products in Cincinnati, Ohio and Hamilton, Ontario, Canada. Chapel’s net sales for the fiscal year ended December 31, 2004 were approximately $273 million. Chapel will continue to engage in the same business at the same locations as prior to the acquisition.

     Prior to the closing of the acquisition, neither Sellers nor the officers or directors of Chapel were affiliated with or related to Registrant or RSAC in any way. The purchase price was determined by negotiations between Registrant and RSAC, on the one hand, and Sellers and Chapel, on the other. To fund the purchase price and the repayment of debt, the Registrant and RSAC drew on their syndicated bank revolving line of credit established June 13, 2005 with Bank of America, N.A. as administrative agent, and 15 banks as lenders under this syndicated credit facility. Sellers and/or the officers or directors of Chapel, through various entities, own a portion of the real property on which Chapel’s facilities are located.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

No financial statements are being filed with this report. Financial statements required to be filed as exhibits to this report will be filed by amendment not later than sixty (60) days after the date that the initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

No pro forma financial information is being with this report. The pro forma financial information required to be filed as an exhibit to this report will be filed by amendment not later than sixty (60) days after the date that the initial report on Form 8-K must be filed.

(c)	Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of May 31, 2005 by and among the Registrant, RSAC Management Corp., Chapel Steel Corp., James R. Sutow, Jerry Sutow as Trustee under the Revocable Agreement of Trust for Jerry Sutow dated 7/18/02 and Rita Sutow, as Trustee under the Revocable Agreement of Trust for Rita Sutow dated 7/18/02.

99.1	Press Release dated July 5, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: July 8, 2005	By:	/s/ Karla Lewis
Karla Lewis
Executive Vice President and Chief Financial Officer

RELIANCE STEEL & ALUMINUM CO.

FORM 8-K

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Exhibit 2.1
Exhibit 99.1

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of May 31, 2005 by and among the Registrant, RSAC Management Corp., Chapel Steel Corp., James R. Sutow, Jerry Sutow as Trustee under the Revocable Agreement of Trust for Jerry Sutow dated 7/18/02 and Rita Sutow, as Trustee under the Revocable Agreement of Trust for Rita Sutow dated 7/18/02.

99.1	Press Release dated July 5, 2005.